                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          THE GOLDMAN SACHS GROUP, INC.
             (Exact name of registrant as specified in its charter)


                  DELAWARE                                                     13-4019460
  (State of incorporation or organization)                        (I.R.S. Employer Identification No.)

                    85 BROAD STREET, NEW YORK, NEW YORK 10004
               (Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box./X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box./ /

  Securities Act registration statement file number to which this form relates:
                           333-36178 (If applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:

                  Title of each class                                Name of each exchange on which
                  to be so registered                                each class is to be registered
              8% RESET YES NOTES DUE 2002                                AMERICAN STOCK EXCHANGE
         (YIELD-ENHANCED SECURITIES SUBJECT TO
        MANDATORY EXCHANGE FOR COMMON STOCK OF
         BROCADE COMMUNICATIONS SYSTEMS, INC.)

        Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE

ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              The material set forth in (i) the section captioned "Description of Notes We May Offer" and "Description of Debt Securities We May Offer" in the registrant's registration statement on Form S-3 (No. 333-36178) and (ii) the section "Specific Terms of Your Note" in the Prospectus Supplement No. 136, dated October 5, 2000 to the registrant's Prospectus, dated May 8, 2000, and Prospectus Supplement, dated May 10, 2000, is incorporated herein by reference.

ITEM 2.       EXHIBITS.

         1. Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 6 to the registrant's registration statement on Form 8-A (No. 001-14965).

         2. Form of The Goldman Sachs Group, Inc.'s 8% Reset YES Notes due 2002 (Yield-Enhanced Securities Subject to Mandatory Exchange for Common Stock of Brocade Communications Systems, Inc.).

                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: October 12, 2000                  THE GOLDMAN SACHS GROUP, INC.


                                        By:           /s/  Dan H. Jester
                                            ------------------------------------
                                             Name:  Dan H. Jester
                                             Title: Vice President and Treasurer